UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously reported, Fluent, Inc. (the “Company”) was notified by Nasdaq on May 1, 2023, that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the minimum bid price of the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days. The Company was provided an initial period of 180 calendar days, or until October 30, 2023 (the “Initial Compliance Period”), to regain compliance. The Company transferred the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market on October 18, 2023, at which time it was afforded the remainder of the Initial Compliance Period.

On October 31, 2023, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Nasdaq Listing Qualifications Staff (the “Nasdaq staff”) determined that the Company is eligible for an additional 180 calendar day period, or until April 29, 2024 (the “Additional Compliance Period”), to regain compliance with the minimum $1.00 per share bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company was afforded the Additional Compliance Period under Nasdaq Listing Rule 5810(c)(3)(A)(ii) based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and the Company’s written notice to Nasdaq of its intention to cure the deficiency during the Additional Compliance Period by effecting a reverse stock split, if necessary.

If at any time during the Additional Compliance Period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed, unless the Nasdaq staff exercises its discretion to require the Company to satisfy the Minimum Bid Price Requirement for a period in excess of ten consecutive business days as described in Nasdaq Listing Rule 5810(c)(3)(H). If the Company does not demonstrate compliance with the Minimum Bid Price Requirement by April 29, 2024, it will receive written notification from the Nasdaq staff that the Company’s common stock will be delisted. At that time, the Company may appeal the delisting determination to an independent hearings panel by submitting a hearing request within seven calendar days of the date of the delisting determination notice. If timely requested, the Company expects the hearing would take place within 45 days of the hearing request. A timely request for a hearing will ordinarily stay Nasdaq’s suspension and delisting action pending the issuance of a written panel decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

October 31, 2023	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer